Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations”, giving effect to the proposed merger of PB Bankshares with and into Norwood Financial, with Norwood Financial as the surviving corporation. Under this method, PB Bankshares assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Norwood Financial. Any difference between the purchase price for PB Bankshares and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Norwood Financial in connection with the acquisition will be amortized to expense over such intangible asset’s estimated useful life. The financial statements of Norwood Financial issued after the acquisition will reflect the results attributable to the acquired operations of PB Bankshares beginning on the date of completion of the acquisition. The merger was consummated on January 5, 2026.

The following unaudited pro forma condensed combined financial information and accompanying notes are based on and should be read in conjunction with the following historical financial statements and accompanying notes, which are incorporated by reference into this filing:

•

the historical unaudited consolidated financial statements of Norwood Financial as of and for the nine months ended September 30, 2025 (included in Norwood Financial’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025), and the historical audited consolidated financial statements of Norwood Financial as of and for the year ended December 31, 2024 (included in Norwood Financial’s 2024 10-K); and

•

The historical unaudited consolidated financial statements of PB Bankshares as of and for the nine months ended September 30, 2025 (included in PB Bankshares’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025), and the historical audited consolidated financial statements of PB Bankshares as of and for the year ended December 31, 2024 (included in PB Bankshares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024).

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments. Regulation S-X also allows for management adjustments that could include presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur. Norwood Financial has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2025, combines the unaudited consolidated balance sheet of Norwood Financial of September 30, 2025, with the unaudited consolidated balance sheet of PB Bankshares as of September 30, 2025, as if it had been consummated on September 30, 2025. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2025, combines the unaudited consolidated statements of income of Norwood Financial for the nine months ended September 30, 2025, with the unaudited consolidated statement of income of PB Bankshares for the nine months ended September 30, 2025, giving effect to the transaction and the common

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stock as if it had been consummated on January 1, 2024. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 combines the audited consolidated statements of income of Norwood Financial for the year ended December 31, 2024 with the consolidated statements of income of PB Bankshares for the year ended December 31, 2024, giving effect to the transaction and the common stock as if it had been consummated on January 1, 2024. Certain reclassification adjustments have been made to PB Bankshares’ financial statements to conform to Norwood Financial’s financial statement presentation.

The unaudited pro forma condensed consolidated financial statements were prepared with Norwood Financial as the accounting acquirer and PB Bankshares as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Norwood Financial to complete the acquisition of PB Bankshares will be allocated to PB Bankshares’ assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not been finalized at this time; however, preliminary significant valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited condensed pro forma financial statements.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of PB Bankshares’ tangible and identifiable intangible assets and liabilities as of the closing date. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Norwood Financial’s consolidated statements of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to PB Bankshares’ stockholders’ equity, including results of operations from September 30, 2025, through the closing date will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the transaction accounting adjustments presented herein.

The unaudited pro forma condensed consolidated financial statements were prepared with Norwood Financial as the accounting acquirer and PB Bankshares as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Norwood Financial to complete the acquisition of PB Bankshares will be allocated to PB Bankshares’ assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The fair value adjustments made to the acquired assets and liabilities herein are considered preliminary and to changes as Norwood Financial finalizes its fair value determinations. The allocation is dependent upon certain valuations and other studies that have not been finalized at this time; however, preliminary significant valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited condensed pro forma financial statements.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of PB Bankshares’ tangible and identifiable intangible assets and liabilities as of January 5, 2026, the closing date. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Norwood Financial’s consolidated statements of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to PB Bankshares’ shareholders’ equity, including results of operations from September 30, 2025, through the closing date will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the transaction accounting adjustments presented herein.

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The pro forma statements of income and per share data information does not include anticipated cost savings or revenue enhancements. Norwood Financial and PB Bankshares are currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems, and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either PB Bankshares or Norwood Financial and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Norwood Financial common stock is based on the pro forma combined net income per common share for PB Bankshares and Norwood Financial divided by the pro forma basic or diluted common shares of the combined entities for the periods presented on such statements of income. The pro forma information includes adjustments related to the fair value of assets and liabilities of PB Bankshares and is subject to adjustment as additional information becomes available and as final merger date analyses are performed. The pro forma combined balance sheet and book value per share data includes the adjustment to reflect the unaccrued one-time merger-related charges for Norwood Financial and PB Bankshares: (a) Norwood Financial pre-tax charges are estimated at $6.8 million ($5.6 million after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings, and (b) PB Bankshares pre-tax charges are estimated at $2.0 million ($1.7 million after-tax) and are included as a pro forma fair value liability accrual The pro forma statements of income includes an accrual for unaccrued one-time merger related charges of $6.8 million for Norwood Financial. The pro forma combined book value per share of Norwood Financial common stock is based on the pro forma combined common stockholders’ equity of PB Bankshares and Norwood Financial divided by total pro forma common shares of the combined entities.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Norwood Financial common stock or the actual or future results of operations of Norwood Financial for any period. Actual results may be materially different than the pro forma information presented.

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Norwood Financial Corp.

Unaudited Combined Pro Forma Balance Sheets as of September 30, 2025

($ In thousands, except per share data)

	Norwood Financial Corp.	PB Bankshares, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$50,348	$692	$—		$51,040
Interest-bearing deposits with banks	24,382	49,201	(11,728	) (1)(3)	61,855
Federal funds sold	—	5,387	—		5,387

Cash and cash equivalents	74,730	55,280	(11,728)		118,282
Securities available for sale	403,989	30,189	—	(3)	434,178
Equity securities	—	850	—		850
Total loans, net of unearned income	1,815,679	356,557	(10,016	) (4)	2,162,220
Less: allowance for credit losses	(20,908)	(4,509)	703	(5)	(24,714)

Net loans and leases	1,794,771	352,048	(9,313)		2,137,506
Regulatory stock, at cost	6,163	2,156	—		8,319
Bank premises and equipment, net	22,292	2,012	372	(6)	24,676
Bank owned life insurance	45,821	8,617	—		54,438
Accrued interest receivable	8,686	1,598	—		10,284
Deferred tax assets, net	16,528	1,570	2,631	(7)	20,729
Goodwill	29,266	—	12,977	(1)	42,243
Intangible assets, net	109	—	3,386	(8)	3,495
Other assets	9,596	2,117	—		11,713

Total assets	$2,411,951	$456,437	$(1,675)		$2,866,713

Liabilities:
Deposits:
Noninterest-bearing	$424,027	$24,629	$—		$448,656
Interest-bearing	1,649,941	330,410	(28	) (9)	1,980,323

Total deposits	2,073,968	355,039	(28)		2,428,979
Borrowings	72,071	43,591	(155	) (10)	115,507
Accrued interest payable	9,823	1,009	—		10,832
Other liabilities	21,184	5,444	8,849	(11)	35,477

Total liabilities	2,177,046	405,083	8,666		2,590,795

Shareholders’ equity:
Common stock	949	24	142	(1)(2)	1,115
Paid-in capital	127,190	23,346	23,050	(1)(2)	173,586
Unearned ESOP shares	—	(2,318)	2,318	(2)	—
Retained earnings	136,662	29,962	(35,511	) (2)(11)	131,113
Treasury stock	(6,188)	—	—		(6,188)
Accumulated other comprehensive loss	(23,708)	340	(340	) (2)	(23,708)

Total shareholders’ equity	234,905	51,354	(10,341)		275,918

Total liabilities and shareholders’ equity	$2,411,951	$456,437	$(1,675)		$2,866,713

Per Share Data
Shares Outstanding	9,260,521	2,551,780	(888,847	) (1)	10,923,454
Book Value Per Share	$25.37	$20.12			$25.26

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Unaudited Pro Forma Combined Statements of Income for nine months ended September  30, 2025

($ In Thousands, Except Per Share Data)

	Norwood Financial Corp.	PB Bankshares, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Interest Income
Loans receivable, including fees	$81,244	$15,723	$1,570	(4)	$98,537
Securities	11,648	1,041	(65	) (3)	12,624
Other	590	1,738	(278	) (3)	2,050

Total Interest Income	93,482	18,502	1,227		113,211

Interest Expense
Deposits	32,347	7,675	(23	) (9)	39,999
Borrowings	3,755	1,107	(3	) (10)	4,859

Total Interest Expense	36,102	8,782	(26)		44,858

Net Interest Income	57,380	9,720	1,253		68,353
Provision for credit losses	1,372	90	—		1,462
Provision for (release of) off balance sheet	(67)	6	—		(61)

Total provision for (release of) credit losses	1,305	96	—		1,401

Net Interest Income after Provision for (release of) Credit Losses	56,075	9,624	1,253		66,952

Other Income
Service charges and fees	4,687	342	—		5,029
Income from fiduciary activities	805	—	—		805
Gain on equity securities	—	23	—		23
Gains on sales of loans, net	242	—	—		242
Earnings and proceeds on life insurance policies	820	169	—		989
Other	550	244	—		794

Total Other Income	7,104	778	—		7,882

Other Expenses
Salaries and employee benefits	19,773	4,472	—		24,245
Occupancy, furniture and equipment	4,088	623	7	(6)	4,718
Data processing and related operations	3,361	684	—		4,045
Taxes, other than income	576	263	—		839
Professional fees	2,250	867	—		3,117
Federal Deposit Insurance Corporation insurance	1,129	149	—		1,278
Foreclosed real estate	142	—	—		142
Amortization of intangibles	42	—	416	(8)	458
Other	6,168	1,200	—		7,368

Total Other Expenses	37,529	8,258	423		46,210

Income before Income Taxes	25,650	2,144	830		28,624
Income tax expense (benefit)	5,338	512	176	(7)	6,026

Net Income	$20,312	$1,632	$654		$22,598

Per Common Share Data:
Basic Earnings per Common share	$2.20	$0.71	$—		$2.08
Diluted Earnings per Common Share	$2.20	$0.69	$—		$2.08
Weighted-Average basic shares outstanding	9,212,000	2,306,990	(644,057	) (1)	10,874,933
Weighted-Average diluted shares outstanding	9,214,000	2,365,925	(702,992	) (1)	10,876,933

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Unaudited Pro Forma Combined Statements of Income for twelve months ended December 31, 2024

($ In Thousands, Except Per Share Data)

	Norwood Financial Corp.	PB Bankshares, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Interest Income
Loans receivable, including fees	$99,388	$19,538	$2,269	(4)	$121,195
Securities	10,424	1,184	(86	) (3)	11,522
Other	2,768	2,769	(480	) (3)	5,057

Total Interest Income	112,580	23,491	1,703		137,774

Interest Expense
Deposits	42,334	10,612	82	(8)	53,028
Borrowings	8,055	1,785	156	(9)	9,996

Total Interest Expense	50,389	12,397	238		63,024

Net Interest Income	62,191	11,094	1,465		74,750
Provision for (release of ) credit losses	2,673	52	—		2,725
Provision for (release of) off balance sheet	—	(89)	—		(89)

Total provision for (release of) credit losses	2,673	(37)	—		2,636

Net Interest Income after Provision for (release of) Credit Losses	59,518	11,131	1,465		72,114

Other Income
Service charges and fees	5,959	485	—		6,444
Income from fiduciary activities	943	—	—		943
Net realized (losses) gains on sales of securities	(19,962)	—	—		(19,962)
Loss on equity securities	—	(8)	—		(8)
Gains on sales of loans, net	195	—	—		195
Net gain on sale of foreclosed real estate owned	32	—	—		32
Earnings and proceeds on life insurance policies	1,056	218	—		1,274
Other	626	618	—		1,244

Total Other Income	(11,151)	1,313	—		(9,838)

Other Expenses
Salaries and employee benefits	25,018	5,375	—		30,393
Occupancy, furniture and equipment	5,049	671	9	(6)	5,729
Data processing and related operations	4,520	1,234	—		5,754
Taxes, other than income	615	300	—		915
Professional fees	2,173	853	—		3,026
Federal Deposit Insurance Corporation Insurance	1,344	225	—		1,569
Foreclosed real estate	54	—			54
Amortization of intangibles	69	—	616	(7)	685
Merger and acquisition	—	—	6,807	(11)	6,807
Other	9,783	1,539	—		11,322

Total Other Expenses	48,625	10,197	7,432		66,254

Income before Income Taxes	(258)	2,247	(5,967)		(3,978)
Income tax expense (benefit)	(98)	475	(1,082	) (7)	(705)

Net Income (Loss)	$(160)	$1,772	$(4,885)		$(3,273)

Per Common Share Data:
Basic Earnings (Loss) per Common share	$(0.02)	$0.77	—		$(0.34)
Diluted Earnings (Loss) per Common Share	$(0.02)	$0.76	—		$(0.34)
Weighted-Average basic shares outstanding	8,093,000	2,314,619	(651,686	) (1)	9,755,933
Weighted-Average diluted shares outstanding	8,093,000	2,337,513	(674,580	) (1)	9,755,933

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Unaudited Pro Forma Per Share Data

For The Nine Months Ended September 30, 2025

($ in Thousands, Except Per Share Data)

	Norwood Financial Corp.	PB Bankshares, Inc.	Pro Forma Norwood Financial Corp. Combined	Pro Forma Equivalent PB Bankshares, Inc. Share (A)
For The Nine Months Ended September 30, 2025:
Earnings per share:
Net income per share (Basic)	$2.20	$0.71	$2.08	$1.63
Net income per share (Diluted)	$2.20	$0.69	$2.08	$1.63
Book Value per common share as of September 30, 2025	$25.37	$20.12	$25.26	$19.83

Unaudited Pro Forma Per Share Data

For The Twelve Months Ended December 31, 2024

($ in Thousands, Except Per Share Data)

	Norwood Financial Corp.	PB Bankshares, Inc.	Pro Forma Norwood Financial Corp. Combined	Pro Forma Equivalent PB Bankshares, Inc. Share (A)
For The Twelve Months Ended December 31, 2024:
Earnings per share
Net income (loss) per share (Basic)	$(0.02)	$0.77	$(0.34)	$(0.31)
Net income (loss) per share (Diluted)	$(0.02)	$0.76	$(0.34)	$(0.31)
Book Value per common share as of December 31, 2024	$23.02	$19.07	$23.03	$17.23

(A)

The pro forma equivalent PB Bankshares, Inc. per share amount is calculated by multiplying the pro forma combined per share amount by the exchange ratio of 0.785 in accordance with the merger agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

TRANSACTION ACCOUNTING ADJUSTMENTS:

(1)

In this pro forma analysis and under the terms of the Merger Agreement, the Company has used actual January 5, 2026 purchase price consideration information. In accordance with the Merger Agreement, 80% of PB Bankshares’ common stock were converted into Norwood Financial common stock while the remaining 20% were exchanged for cash. PB Bankshares’ stockholders had the option to elect to receive either 0.7850 shares of Norwood Financial common stock or $19.75 in cash for each common share of PB Bankshares they own. The election was subject to proration to ensure that, in the aggregate, 80% of the transaction consideration were paid in the form of Norwood Financial common stock. This pro forma analysis assumes a Norwood Financial common stock price of $28.00 as of January 2, 2026 (the close of business prior to the closing date of January 5, 2026).

In this pro forma analysis per the Merger Agreement, each option to acquire shares of PB Bankshares Common Stock that is outstanding and unexercised shall automatically become vested and shall be converted into the right to receive from Norwood Financial a cash payment in an amount, less required withholding taxes, equal to the product of (i) the number of shares of PB Bankshares Common Stock subject to the PB Bankshares Stock Option, multiplied by (ii) the amount by which the Cash Consideration (the “Option Payment Amount”) exceeds the exercise price of such PB Bankshares Stock Option. If the exercise price of a PB Bankshares Stock Option is greater than the Option Payment Amount, then at the Effective Time of the Merger, such PB Bankshares Stock Option shall be cancelled without any payment made in exchange.

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The total estimated purchase price for the purpose of this pro forma financial information is $58.3 million. The adjustment for shares outstanding, basic, and diluted weighted average common shares outstanding is an amount to adjust the shares to equal the new common shares issued for the transaction. The following is a summary of the fair value of assets acquired and liabilities assumed resulting in goodwill. Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired or a bargain purchase gain results when the current fair value of the net assets acquired exceeds the purchase price consideration. For purposes of this analysis as of September 30, 2025, goodwill of $13.0 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and amounts therein are subject to change based on operations subsequent to September 30, 2025, as additional information becomes available and as additional analyses are performed.

(dollars in thousands, except per share data)
Purchase Price Consideration for Common Stock
Norwood Financial Corp. common shares to be issued	1,662,933
Fair value assigned to Norwood Financial Corp. common stock (the close of business prior to the closing date of January 5, 2026)	$28.00

Purchase price consideration for common stock	$46,562

Purchase Price Cash Consideration for Common Stock

Purchase price consideration for cash	$10,460
Cash in lieu of fractional shares	$4
Purchase Price Consideration - Cash Out of Stock Options

Purchase price consideration - cash out of stock options	$1,264

Total cash consideration	$11,728

Total purchase price consideration	$58,290

(dollars in thousands)	PB Bankshares, Inc. Book Value 9/30/2025	Fair Value Adjustments		PB Bankshares, Inc. Fair Value 9/30/2025
Tota purchase price consideration				$58,290
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$49,893	$—		$49,893
Federal funds sold	5,387	—		5,387
Securities, available for sale	31,039	—	(3)	31,039
Loans gross	356,557	(10,016	) (4)	346,541
Allowance for credit losses	(4,509)	703	(5)	(3,806)

Loans, net of allowance	352,048	(9,313)		342,735

Premises and equipment	2,012	372	(6)	2,384
Core deposit intangibles	—	3,386	(7)	3,386
Deferred tax asset	1,570	1,373	(8)	2,943
Other assets	12,890	—		12,890

Total identifiable assets acquired	456,437	(4,182)		452,255
Deposits	355,039	(28	) (9)	355,011
Borrowings	43,591	(155	) (10)	43,436
Other liabilities	6,453	2,042	(11)	8,495

Total liabilities assumed	405,083	1,859		406,942

Total identifiable net assets	$51,354	(6,041)		45,313

Goodwill				$12,977

The following table summarizes the determination of the purchase price consideration with a sensitivity analysis assuming a 15% increase and 15% decrease in the price per share of Norwood Financial common stock from the January 2, 2026 closing price of $28.00, with its impact on the pro forma goodwill.

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(dollars in thousands except per share data)	1/2/2026	15% Increase	15% Decrease
PB Bankshares, Inc. common shares to be exchanged for stock consideration	2,118,548	2,118,548	2,118,548
Exchange ratio	0.785	0.785	0.785

Norwood Financial Corp. shares to be issued	1,662,933	1,663,060	1,663,060
Fair value assigned to Norwood Financial Corp. common stock (closing stock price as of January 2, 2026)	$28.00	$32.20	$23.80

Pro forma fair value consideration of common stock	$46,562	$53,551	$39,581
Cash consideration	11,728	11,728	11,728

Total pro forma purchase price consideration	$58,290	$65,279	$51,309

Pro forma goodwill	$12,977	$19,966	$5,996

(2)

Balance sheet adjustments to reflect the reversal of PB Bankshares’ historical equity accounts to additional paid-in capital (“APIC”) and record the purchase price consideration for common stock. The following tables summarize the transaction accounting adjustments for the equity accounts.

		Balance Sheet
		9/30/2025
Transaction accounting adjustment for common stock
Reversal of PB Bankshares common stock		$(24)
Number of Norwood Financial Shares issued	1,662,933
Par value of Norwood Financial common stock	$0.10
Par value of Norwood Financial shares issued for merger		166

Total transaction accounting adjustment for common stock		$142

	Balance Sheet
	9/30/2025
Transaction accounting adjustment for APIC
Reversal of PB Bankshares common stock to APIC		$24
Reversal of PB Bankshares retained earnings to APIC		29,962
Reversal of PB Bankshares accumulated other comprehensive loss to APIC		340
Reversal of PB Bankshares unearned common stock held by ESOP		(2,318)
Purchase Price Consideration for Common Stock
Norwood Financial Corp. common shares to be issued	1,662,933
Fair value assigned to Norwood Financial Corp. common stock (closing stock price as of January 2, 2026)	$28.00
Purchase price consideration for common stock	$46,562
Par value of Norwood Financial shares issued for merger at $0.10 per share	$0.10
Less: par value of Norwood Financial common stock	166

APIC adjustment for Norwood Financial shares issued	46,396
Less: PB Bankshares common equity	(51,354)

Net adjustment to APIC for stock consideration		(4,958)

Total transaction accounting adjustment for APIC		$23,050

Balance Sheet
9/30/2025
Transaction accounting adjustment for unearned ESOP shares
Reversal of unearned ESOP shares	$2,318

Total transaction accounting adjustment for unearned ESOP shares	$2,318

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Balance Sheet
9/30/2025
Transaction accounting adjustment for retained earnings
Reversal of PB Bankshares retained earnings	$(29,962)
Acquisition activity - Norwood Financial merger costs	(5,549)

Total transaction accounting adjustment for retained earnings	$(35,511)

Balance Sheet
9/30/2025
Transaction accounting adjustment for accumulated other comprehensive loss
Reversal of PB Bankshares accumulated other comprehensive loss	$(340)

Total transaction accounting adjustment for accumulated other comprehensive loss	$(340)

(3)

Cash and cash equivalents balance sheet adjustment reflect the payment of the cash portion of the purchase price of $11.7 million and related statements of income adjustment to reflect the cost of the cash purchase price, assuming an effective fund funds rate of 4.09% as of September 30, 2025.

	Balance Sheet	Statements of Income
		Nine Months Ended	Twelve Months Ended
	September 30, 2025	September 30, 2025	December 31, 2024
Interest-bearing deposits with banks
Payment of cash consideration	$(10,460)	$(278)	$(480)
Payment for cash in lieu of fractional shares	(4)	—	—
Cash payout of stock options	(1,264)	—	—

Total adjustments for interest-bearing deposits with banks	$(11,728)	$(278)	$(480)

Securities available-for-sale were recorded at fair value at September 30, 2025; therefore, no balance sheet adjustment is necessary. Adjustment to statements of income includes prospective reclassification of existing available-for-sale securities fair value adjustment of $431 thousand to an amortizing premium which will be amortized into income based on the expected life of securities.

	Balance Sheet	Statements of Income
		Nine Months Ended	Twelve Months Ended
	September 30, 2025	September 30, 2025	December 31, 2024
Securities available for sale
Securities available for sale fair value adjustment	$—	$(65)	$(86)

Total securities available for sale	$—	$(65)	$(86)

(4)

Balance sheet adjustment to reflect the fair value discount for acquired purchased credit deteriorated (“PCD”) loans and Purchased Seasoned Loans (“PSL”) of $14.4 million and other loan adjustments. The accruing loan fair value adjustments will be substantially recognized over the expected life of the loans. Balance sheet and statements of income interest rate adjustment to reflect the reversal of existing deferred net loan fees.

In November, the FASB released ASU 2025-08, Financial Instruments—Credit Losses (Topic 326): Purchased Loans, introducing significant changes to the Current Expected Credit Loss (CECL) standard. This update aims to enhance comparability and consistency in acquisition reporting.

The Company elected to early adopted ASU 2025-08, Financial Instruments—Credit Losses (Topic 326): Purchased Loans and used the gross up approach to record the allowance for credit losses for Purchase Seasoned Loans.

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Balance sheet adjustment of $3.5 million for PSL and $313 thousand for PCD loans for the allowance for credit losses.

	Balance Sheet	Statements of Income
		Nine Months Ended	Twelve Months Ended
	September 30, 2025	September 30, 2025	December 31, 2024
Fair value adjustments on loans acquired
PSL fair value	$(12,096)	$1,503	$2,157
PCD loans fair value	(1,246)	163	237
PCD Non-accruing loans fair value	(1,047)	—	—

Total fair value adjustments for loans	(14,389)	1,666	2,394

Gross up of acquired loans for allowance for credit losses
PSL allowance for credit losses	3,493	—	—
PCD loan allowance for credit losses	313	—	—

Total gross up for acquired loans for allowance for credit losses	3,806	—	—

Total loan fair value adjustments	(10,583)	1,666	2,394
Reversal of deferred loan fees, net	567	(96)	(125)

	$(10,016)	$1,570	$2,269

(5)

Balance sheet adjustment for the reversal of PB Bankshares’ existing allowance for loan losses of $4.5 million. Balance sheet adjustment of $3.5 million for PSL and $313 thousand for PCD loans for the allowance for credit losses.

	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Allowance for credit losses
Reversal of existing allowance for credit losses	$4,509	$—	$—
Allowance for credit losses for PSL	(3,493)	—	—
Allowance for credit losses for PCD loans	(313)	—	—

Total adjustments to allowance for credit losses	$703	$—	$—

(6)	Balance sheet and statements of income adjustment to reflect the fair value of buildings and land and the related amortization adjustment based on an expected life of 40 years.

	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Premises and equipment, net
Owned premise fair value	$372	$7	$9

Total adjustments for premises and equipment, net	$372	$7	$9

(7)

Balance sheet adjustment to reflect the net deferred tax asset, at a statutory rate of 21.0%, related to fair value adjustments and tax benefits related to one-time merger charges and related statements of income adjustments to pro forma adjustments using a statutory tax rate of 21.00% for book income tax expense.

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	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Tax impact
Fair value adjustments	$1,373	$176	$176
Buyer accrual for one-time merger related charges	1,258	—	(1,258)

Total tax impact transaction accounting adjustments	$2,631	$176	$(1,082)

(8)

Balance sheet adjustment to reflect the creation of a new core deposit intangible fair value of $3.4 million for acquired core deposit intangible assets. The related statements of income amortization adjustments based upon an expected life of 10 years using sum of the year’s digits method.

	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Core deposit intangible asset
Core deposit intangible asset	$3,386	$416	$616

Total core deposit intangible asset	$3,386	$416	$616

(9)

Balance sheet and statements of income adjustment related to the fair value of interest-bearing time deposits and corresponding statements of income adjustments related to the amortization of discount on interest-bearing time deposits based on the expected life of interest-bearing time deposits.

	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Certificates of deposit
Certificates of deposit fair value adjustment	$(28)	$(23)	$82

Total adjustments for certificates of deposits	$(28)	$(23)	$82

(10)

Balance sheet and statements of income adjustment related to the fair value of borrowings and statements of income adjustments related to the amortization of discount based on the expected life of the borrowings.

	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Borrowings
Borrowings fair value adjustment	$(155)	$(3)	$156

Total adjustments for borrowings	$(155)	$(3)	$156

(11)

Balance sheet adjustment to reflect the unaccrued one-time merger-related charges for Norwood Financial and PB Bankshares: (a) PB Bankshares pre-tax charges are estimated at $2.0 million ($1.7 million after-tax) and are included as a pro forma fair value liability accrual, and (b) Norwood Financial pre-tax charges are estimated at $6.8 million ($5.5 million after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings The pro forma statements of income includes an accrual for unaccrued one-time merger related charges of $6.8 million for Norwood Financial. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

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	Balance Sheet	Statements of Income
	September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Other Liabilities
Norwood Financial Corp. accrual for one-time merger related charges	$6,807	$—	$6,807
PB Bankshares, Inc. accrual for one-time merger related charges	2,042	—	—

Total other liabilities adjustments	$8,849	$—	$6,807

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